Artisan Partners Asset Management Inc. Reports December 2016 Assets Under Management
Milwaukee, WI - January 11, 2017 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of December 31, 2016 totaled $96.8 billion. Separate accounts accounted for $47.5 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $49.3 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of December 31, 2016 - ($ Millions)
Global Equity Team
Non-U.S. Growth	23,475
Non-U.S. Small-Cap Growth	887
Global Equity	1,128
Global Small-Cap Growth	20

U.S. Value Team
U.S. Mid-Cap Value	6,744
Value Equity	1,844

Growth Team
U.S. Mid-Cap Growth	13,126
U.S. Small-Cap Growth	2,065
Global Opportunities	10,523

Global Value Team
Non-U.S. Value	17,855
Global Value	16,085

Emerging Markets Team
Emerging Markets	228

Credit Team
High Income	1,878

Developing World Team
Developing World	987

Firm Total	$96,845

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners' autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com